                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the registrant                    [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      EXCALIBUR TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

      --------------------------------------------------------------------
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

      --------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------
     (5) Total fee paid:

      --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount  previously paid:

         --------------------------------
     (2) Form, schedule or registration statement no.:

         --------------------------------
     (3) Filing party:

         --------------------------------
     (4) Date filed:

         --------------------------------

                       EXCALIBUR TECHNOLOGIES CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Excalibur Technologies Corporation, a Delaware corporation ("Excalibur" or the "Company"), will be held at The McLean Hilton Hotel located at 7920 Jones Branch Drive, McLean, Virginia 22102, at 10:00 a.m. local time, on Tuesday, August 24, 1999 for the following purposes:


            1. To elect eight directors of the Company for terms expiring at the
               2000 Annual Meeting.

            2. To approve and adopt the Company's  1999  Incentive  Stock Option
               Plan.

            3. To transact  such other  business as may properly come before the meeting or any adjournment thereof.

      The close of business on June 28, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                    By Order of the Board of Directors,

                                    James H. Buchanan
                                    Secretary

Dated:       July 9, 1999

                       EXCALIBUR TECHNOLOGIES CORPORATION

                          ___________________________


                         Annual Meeting of Shareholders

                          ___________________________


                                 PROXY STATEMENT


      This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Excalibur Technologies Corporation, a Delaware corporation (the "Company" or "Excalibur"), of proxies for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Tuesday, August 24, 1999 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at The McLean Hilton Hotel located at 7920 Jones Branch Drive, McLean, Virginia 22102. The Company's principal executive offices are located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to shareholders on or about July 9, 1999.

      On June 28, 1999, there were outstanding 14,348,463 shares of common stock, par value $.01 per, share, each entitled to one vote. The Board of Directors has fixed June 28, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

      A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld), and for the proposal described in Item 2 of this Proxy Statement. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

      The Company's Annual Report for the fiscal year ended January 31, 1999 is enclosed with this Proxy Statement for each shareholder.

                                    Item One
                              ELECTION OF DIRECTORS

General

      Eight individuals, seven of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified. Harry C. Payne, President of Williams College, has been nominated to newly serve as a director of the Company.

      The persons named in the proxy, who have been designated by the management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.


Information Concerning Directors and Nominees

      Information regarding each nominee for director is set forth in the following table.

Name                      Age             Position

Donald R. Keough          72              Chairman of the Board of Directors

Patrick C. Condo          42              President   and   Chief   Executive
                                          Officer,
                                          Director

Richard M. Crooks, Jr.    59              Director

John S. Hendricks         47              Director

W. Frank King III         59              Director

John G. McMillian         72              Director

Philip J. O'Reilly        61              Director

Harry C. Payne            52              Nominee

Donald R. Keough has been Chairman of the Board of Directors and a Director of the Company since June 1996. Mr. Keough has been an advisor to the Board of Directors of the Coca-Cola Company since April 15, 1993, and Chairman of the Board of Allen & Company Incorporated, a New York investment banking firm that is the Company's largest shareholder, since April 15, 1993. Mr. Keough retired as President, Chief Operating Officer and a Director of the Coca-Cola Company on April 15, 1993, where he had been employed since 1950. From 1986 to 1993, he also served as Chairman of the Board of Coca-Cola Enterprises, Inc., the world's largest bottling system. Mr. Keough serves on the Board of Directors of Allen & Company Incorporated, H.J. Heinz Company, The Washington Post Company, McDonald's Corporation and USA Networks, Inc.

Patrick C. Condo was named President and Chief Executive Officer in November 1995, and a Director in January 1996. Mr. Condo was President from May 1995 to November 1995. He became Executive Vice President in January 1995 after serving as the Director of Business Development from November 1992. From October 1987 to November 1992, Mr. Condo held several manager level positions for Digital Equipment Corporation's Image, Video and Voice Business Unit and Software Business Group in New Hampshire.

Richard M. Crooks, Jr. has been a Director of the Company since June 1990 and was Chairman of the Board from June 1990 to June 1996. Mr. Crooks has been President of RMC Consultants, a financial advisory services firm, since June 1990. Mr. Crooks is a director of and consultant to Allen & Company Incorporated. Mr. Crooks served as a Managing Director of Allen & Company Incorporated for more than five years prior to June 1990. Mr. Crooks is a director of Cypress Bioscience Inc., a biotechnology company engaged in developing, manufacturing and marketing products for the treatment of immune-related diseases and cancers.

John S. Hendricks was appointed as a Director of the Company in May 1997. He has been Chairman and Chief Executive Officer of Discovery Communications, Inc., a privately held, diversified media company, since he founded the company in 1982 in order to develop a new cable television service. The effort resulted in the launch of the Discovery Channel in 1985, which has become one of the world's largest cable television networks. Mr. Hendricks is a member of the boards of various cable television industry groups, educational institutions and other organizations promoting natural history and science. Mr. Hendricks is Chairman of the Board of Governors of the National Academy of Cable Programming.

W. Frank King III was elected a Director of the Company in June 1992. He is presently a private investor. Dr. King served as President, Chief Executive Officer, and a Director of PSW Technologies, Inc., a leading provider of technology for open systems computing, from 1992 to August 1998. From 1988 to November 1991, Dr. King was a Senior Vice President of Development of Lotus Development Corporation. Prior to joining Lotus, Dr. King held various positions with IBM over 19 years, the most recent as Vice President of Development in its Entry Systems Division. Dr. King is a director of PSW Technologies, Inc., Auspex, Inc., a computer server manufacturer; Best Software Inc., a provider of human resource, asset and payroll management software solutions; Natural Microsystems, Inc., a developer of telephony products; and several private technology companies.

John G. McMillian was elected a Director in June 1996. Mr. McMillian owns a half interest in Peter Hughes Diving Company, a charter company, and Contender Boats, Inc., a boat manufacturer. He was Chairman and Chief Executive Officer of Allegheny & Western Energy Corporation, a natural gas production and distribution company, from July 1987 until July 1995, when the company was sold. Mr. McMillian serves on the Advisory Committee of Sun Trust Miami, N.A.

Philip J. O'Reilly has been a Director of the Company since April 1988. Mr. O'Reilly is a partner in the law firm of O'Reilly, Marsh, Kearney & Corteselli P.C., in Mineola, New York. Mr. O'Reilly has been in private practice for more than the past five years. Mr. O'Reilly is a director of Cypress Bioscience Inc., a biotechnology company engaged in developing, manufacturing and marketing products for the treatment of immune-related diseases and cancers.

Harry C. Payne has been President of and a Professor of History at Williams College since 1994. From 1988 until 1993, Dr. Payne was President of Hamilton College in Clinton, New York. Dr. Payne is a former chair of the Board of Directors of the National Association of Independent Colleges and Universities and serves on the board of the American Council on Education.

Information Concerning the Board of Directors and Its Committees

      The Board of Directors held six meetings during the fiscal year ended January 31, 1999. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate Committees held during fiscal year 1999 since their election.

      The Board of Directors has established a number of Committees. The Audit Committee, consisting of Mr. McMillian (Chairman), Dr. King and Mr. O'Reilly, met seven times during fiscal year 1999. The Audit Committee meets with the Company's management, including its Chief Financial Officer, and its independent accountants several times a year to discuss internal controls and accounting matters, the Company's financial statements, and the scope and results of the auditing programs of the independent accountants. The Compensation Committee, currently composed of three directors, Messrs. Crooks (Chairman), Hendricks and O'Reilly, administers management compensation and makes recommendations in that regard to the Board. The Compensation Committee met on two occasions during fiscal 1999. The Stock Option Plan Administration Committee, which currently consists of Messrs. Crooks (Chairman) and O'Reilly, administers the Company's Stock Option Plans. The Stock Option Administration Committee met twice during fiscal 1999.

     Each non-employee director is paid $5,000 for each meeting of the Board or its Committees attended, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. Messrs. Keough and Crooks are not paid the foregoing fees. All directors are reimbursed for their expenses in attending meetings of the Board or its Committees. Each non-employee director receives options to purchase 25,000 shares of common stock of Excalibur upon joining the Board and additional options to purchase 25,000 shares of common stock of Excalibur after each subsequent five-year period of service as a member of the Board. The Chairman may be granted additional options to purchase 25,000 shares of common stock of Excalibur upon being elected Chairman and after each subsequent five-year period of service. Mr. Keough has not been granted any stock options.

                                     Item 2
   Approval and Adoption of the Company's 1999 Incentive Stock Option Plan

      On July 1, 1999, the Board of Directors adopted the Company's 1999 Incentive Stock Option Plan, (the "1999 Plan") which authorizes the granting of options to purchase shares of the Company's common stock, and other forms of incentive compensation, in order to attract and retain personnel who possess a high degree of competence, experience and motivation. Under the Plan, the total number of shares of Stock reserved and available for distribution shall be one million shares. As of July 1, 1999, no incentive stock options have been granted under the 1999 Plan.

Vote Required

      To be adopted, the proposal must be approved by the affirmative vote of the majority of the shares voting on the proposal present in person or represented by proxy at the Annual Meeting. Any shares not voted (by abstention, broker non-vote or otherwise) have no effect on such vote.

The Board of Directors of the Company recommends a vote "FOR" approval and adoption of the 1999 Plan.

      The following is a summary of the principal features of the 1999 Plan which will be in effect if the 1999 Plan is approved and adopted by the stockholders. A copy of the actual 1999 Plan document is available to any stockholder upon request.

Eligibility
-----------
       The 1999 Plan provides for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code and non-qualified stock options, as well as stock appreciation rights. All employees, including officers and directors who are also employees, are eligible to be granted incentive stock options under the 1999 Plan. Non-qualified stock options may be granted under the 1999 Plan to employees or to other persons who perform substantial services for or on behalf of the Company, including officers and directors. Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

Administration
--------------
       The 1999 Plan will be administered by the Committee. Subject to the terms of the 1999 Plan, the Committee has the authority to determine all terms and provisions under which stock options are granted under the 1999 Plan, including determining the individuals to whom options may be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option may be exercised and certain other terms of each option. The maximum term of options granted under the 1999 Plan is ten years.

Terms and Conditions of Options
-------------------------------
       Under the Company's 1999 Plan, incentive stock options may be granted to officers and key employees of the Company to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. The Committee has the power, when and to the extent it deems appropriate and with the consent of optionees, to substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the 1999 Plan vest over a period of up to four years. The 1999 Plan provides that optionees may be granted stock appreciation rights ("SARs") at the discretion of the Board of Directors. The vesting schedule of outstanding options granted under the 1999 Plan would accelerate in the event of the occurrence of certain events constituting a change in control of the Company.

       Upon termination of an employee for cause, such employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with the Company.

Amendments
----------
      The Board may amend the Plan, but no amendment shall be made which would impair the rights of an optionee under a stock option already granted, without the optionee's consent, or which, without the approval of the Company's stockholders, would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

Effective Date
--------------
       The 1999 Plan shall be effective as of July 1, 1999. Any grants made under the 1999 Plan prior to approval by a majority of the votes of shareholders in person or by proxy at the Annual Meeting shall be effective when made.

Term of Plan
------------
       Unless sooner terminated by the Board, the 1999 Plan will terminate on the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

Federal Income Tax Consequences
-------------------------------

      Under the 1999 Plan, the Company may grant non-qualified options and incentive stock options and stock appreciation rights. In general, under the Internal Revenue Service Code at present, an optionee will not be deemed to recognize any income for federal income tax purposes at the time a stock option or SAR is granted, nor will the Company be entitled to a tax deduction at that time. However, when a stock option or SAR is exercised, the federal income tax consequences are summarized as follows:

Incentive Stock Options
      When an incentive stock option is exercised, there is generally no tax liability. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee's income for purposes of the alternative minimum tax. If the stock is held for a period of at least two years from the date of grant of the option and one year from exercise of the option, then, when the stock is sold for a gain, there is a tax liability based on the difference between the sale price and the option price, which is treated as a long term capital gain. If the holding period requirements are not met when the stock is sold, the difference between the option price and the market price on the date of exercise is treated as ordinary income. The difference between the market price on the date of exercise and the sale price is treated as a capital gain or loss.

Non-Qualified Options
      For non-qualified options, there is also no tax liability when the option is granted. When the option is exercised, there is a tax liability based on the difference between the exercise price and the market price on the date of exercise, which is treated as ordinary income, taxable in the year of exercise of the option. When the stock is sold, there is a tax liability on the difference between the sale price and the market price on the date of exercise, which is treated as a capital gain or loss. The capital gain or loss will be treated as either short-term or long-term depending on the length of time the participant held the option shares.

      The Company will not receive an income tax deduction as a result of the exercise of an incentive stock option, provided that the ISO stock is held for the required period described above. Upon the exercise of a non-qualified stock option or the failure to hold incentive stock option stock for the required period described above, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant. However, pursuant to section 162(m) of the Internal Revenue Code, deductibility is denied to any publicly held corporation for compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of a taxable year, is the company's chief executive officer or among one of its four other highest compensated officers for that year. It is possible that compensation attributable to stock options granted under the Plan may be subject to this deduction limit.

                             EXECUTIVE COMPENSATION

Identification of Executive Officers and Key Employees

      Each year, the Board of Directors appoints the executive officers of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current executive officers, Messrs. Condo, Buchanan and Nelson, as well as key employees of the Company. There are no family relationships between any of the executive officers of the Company.

Name                      Age       Position
----                      ---       --------

Patrick C. Condo          42        President and Chief Executive Officer

James H. Buchanan         43        Vice President, Chief Financial Officer,
                                    Treasurer and Secretary

Paul E. Nelson            36        Senior Vice President, Product Development

Daniel C. Agan            46        Vice President, Worldwide Marketing

Steven S. Biegler         50        Vice President, Customer Services

Kamran Khan               35        Vice President, Worldwide Sales

David Nunnerley           42        Vice President, Visual Product Development

See the discussion included in the preceding section for the business experience of Mr. Condo.

James H. Buchanan joined the Company as Chief Financial Officer in September 1995. Mr. Buchanan was elected Secretary and Treasurer of the Company on November 17, 1995. From March 1991 to August 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

Paul E. Nelson was named the Company's Senior Vice President, Product Development in January 1998. Mr. Nelson served as a Director of the Company from January 1, 1997 to July 21, 1997. He joined the Company as Vice President, Text Products in July 1995 in connection with the Company's acquisition of ConQuest Software, Inc. ("ConQuest"), a company that Mr. Nelson co-founded in 1990. Mr. Nelson was Senior Vice President of Product Development and a Director of ConQuest.

Daniel C. Agan joined the Company as Vice President, Worldwide Marketing in September 1996. From 1991 through 1996, Mr. Agan was President and Chief Executive Officer of Agan Associates, Limited, a marketing consulting firm with experience providing executive-level service to a diverse range of clients in the technology, on-line and broadcasting industries. Prior to this, Mr. Agan spent fifteen years with the Public Broadcasting Service (PBS) where he served in a variety of capacities, most notably as Senior Vice President for National Programming and Promotion.

Steven S. Biegler was named Vice President, Customer Services in February 1998. Since joining the Company in May 1996 as Director of Professional Services, Mr. Biegler has overseen technical support, implementation services, education services and software manufacturing, shipping and receiving. From 1995 to 1996, Mr. Biegler was Vice President of Operations for Seiko Computer Systems. Prior to that, he was Vice President of Product Support and Installations for Summit Information Systems since 1993.

Kamran Khan was named Vice President, Worldwide Sales in May 1997. Previously, Mr. Khan held several sales management positions since joining the Company in September 1993. Mr. Khan served as general manager of the Company's international sales operation and wholly-owned subsidiary Excalibur Technologies, Ltd., located in the United Kingdom, from August 1995 until his appointment to Vice President. Prior to joining the Company, Mr. Khan held various positions, including regional business manager, with PAFEC Limited, a leading firm in the United Kingdom involved with the development and implementation of computer-aided engineering and engineering document management software systems.

David Nunnerley was named Vice President, Visual Product Development in February 1998 and has been instrumental in the development of the Company's visual products since joining the Company in 1996. From 1994 to 1996, Mr. Nunnerley was Vice President of Engineering for Videopress Software, a software company providing video delivery products and solutions to cable companies deploying cable modems. Prior to that, Mr. Nunnerley held various product management/marketing roles and management positions with Digital Equipment Corporation.

Summary Compensation Table

      The following table presents information concerning the compensation of the Chief Executive Officer and each of the other most highly compensated executive officers during the 1999 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended January 31, 1999, as well as the previous two fiscal years:

                                                                     Long Term Compensation
                                                             ----------------------------------------
                                   Annual Compensation              Awards               Payouts
                               ----------------------------  ----------------------  ----------------
                                                    Other                Securities            All
                                                    Annual   Restricted  Under-                Other
                                                    Compen-  Stock       lying        LTIP     Compen-
Name and Principal      Fiscal                      sation   Award(s)    Options/     Payouts  sation
Position                Year   Salary($)  Bonus($)    ($)      ($)         SAR's(#)    ($)       ($)
--------------------    ----   ---------  --------  -------  ----------  ----------   -------  -------
Patrick C. Condo        1999   225,000    71,281      --       --          --           --       --
Chief Executive         1998   200,000    86,000      --       --        400,000 <F1>   --       --
Officer and President   1997   200,000    46,200      --       --          --           --       --

James H. Buchanan       1999   180,000    57,024      --       --         10,000        --       --
Vice President, Chief   1998   165,514    70,950      --       --        150,000 <F2>   --       --
Financial Officer,      1997   155,688    34,650      --       --          --           --       1,395 <F3>
Secretary and Treasurer

Paul E. Nelson          1999   165,000    81,800      --       --          --           --       --
Senior Vice President,  1998   157,500    69,586      --       --         84,750 <F4>   --       --
Product Development     1997   150,000    34,650      --       --          --           --       --


<F1> This amount includes  options to purchase  300,000 shares that were granted in prior years and subsequently repriced on May 8, 1997.

<F2> This amount includes  options to purchase  100,000 shares that were granted in prior years and subsequently repriced on May 8, 1997.

<F3> Other  compensation  includes  the  reported  value of a quota  club  trip attended by the officer's spouse.

<F4> Represents  options to purchase  84,750  shares that were granted in prior years and subsequently repriced on May 8, 1997.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning options granted during fiscal 1999 to the Named Executive Officers.



                                                            Potential Realizable
                Individual Grants                             Value at Assumed
                -----------------                              Annual Rates of
                          % of Total                             Stock Price
                          Options                              Appreciation for
                          Granted to       Exercise              Option Term(2)
             Options      Employees in     or Base   Expiration  -------------
  Name       Granted (#)  Fiscal Year (1)  Price        Date     5%($)  10%($)
-----------  -----------  ---------------  --------  ----------  -----  ------
Patrick C.
  Condo           --             --            --         --       --      --


James H.
  Buchanan     10,000           4.0%         $6.25     9/01/08   39,306  99,609


Paul E.
  Nelson          --             --            --         --       --      --

-------------------------------------------

(1) These options vest in equal 12-1/2% increments every six months from the dates of original grant.

(2) The amounts shown are hypothetical gains that would exist for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values


     The following table sets forth, as of January 31, 1999, the number of options and the value of exercised and unexercised options held by the Named Executive Officers.

------------------------------------------------------------------


                                          Number of
                                          Securities
                                          Underlying       Value of
                                          Unexercised      Unexercised
                     Shares               Options/SARS     In-the Money
                    Acquired              at Fiscal        Options/SARS at
                       on      Value      Year-End (#)     Fiscal Year-End ($)
                    Exercise  Realized    Exercisable/     Exercisable/
      Name            (#)        ($)      Unexercisable    Unexercisable (1)
----------------   --------   --------   ---------------   -------------------

Patrick C. Condo       --         --     287,500/112,500   $1,742,988/$494,212


James H. Buchanan      --         --      87,500/ 72,500     $516,387/$334,693


Paul E. Nelson         --         --      74,156/ 10,594     $468,147/ $66,880



(1) The closing price of the Company's common stock on January 29, 1999, the last trading day of the Company's fiscal year, was $11.063 per share.


Description of the 1989 Incentive Plan

       In September 1989, the Company adopted and its shareholders approved the 1989 Incentive Plan (the "1989 Plan") which authorized the granting of options to purchase shares of the Company's common stock, and other forms of incentive compensation, in order to attract and retain personnel who possess a high degree of competence, experience and motivation. At present, options to purchase up to 2,145,823 shares have been granted and are outstanding pursuant to the 1989 Plan. Because the 1989 Plan expired in April 1999, no further options may be granted under the 1989 Plan.

       The 1989 Plan provided for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code and non-qualified stock options, as well as stock appreciation rights. All employees, including officers and directors who were also employees, were eligible to be granted incentive stock options under the 1989 Plan. Non-qualified stock options were eligible to be granted under the 1989 Plan to employees or to other persons who performed substantial services for or on behalf of the Company, including officers and directors who were not members of the Stock Option Plan Administration Committee of the Board of Directors (the "Committee"). Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

       The 1989 Plan is currently administered by the Committee. Subject to the terms of the 1989 Plan, the Committee had the authority to determine all terms and provisions under which stock options were granted under the 1989 Plan, including determining the individuals to whom options could be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option could be exercised and certain other terms of each option. The maximum term of options granted under the 1989 Plan is ten years.

       Under the Company's 1989 Plan, incentive stock options have been granted to officers and key employees of the Company to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. The Committee had the power, when and to the extent it deemed appropriate and with the consent of optionees, to substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the 1989 Plan vest over a period of up to four years. The 1989 Plan provided that optionees may be granted stock appreciation rights ("SARs") at the discretion of the Board of Directors. No SARs have been granted to date under the 1989 Plan. The vesting schedule of outstanding options granted under the 1989 Plan would accelerate in the event of the occurrence of certain events constituting a change in control of the Company.

       Upon termination of an employee for cause, such employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with the Company.

       The 1989 Plan may be amended by the Board of Directors, except that the Board may not, without the approval of the Company's stockholders, increase the number of shares available for distribution, decrease the option price of a stock option below 100% of the fair market value at grant, change the pricing rule applicable for stock purchase rights, change the class of employees eligible to receive awards under the 1989 Plan or extend the term of any option award.

Description of the 1995 Stock Option Plan

       The 1995 Stock Option Plan authorizes the granting of stock options and other forms of incentive compensation to purchase up to 400,000 shares of the Company's common stock in order to attract and retain personnel who possess a high degree of competence, experience and motivation. The terms of the 1995 Stock Option Plan are identical to the 1989 Stock Option Plan described above, except that the 1995 Stock Option Plan does not provide that optionees may be granted stock appreciation rights. The 1995 Stock Option Plan is administered by the Committee.


Description of the Stock Purchase Plan

      In June 1996, the shareholders approved the Stock Purchase Plan (the "Stock Plan") for the purpose of encouraging eligible employees to acquire shares of the Company's Common Stock. All active employees of the Company are eligible to participate. The aggregate number of shares of Common Stock which may be purchased under the Stock Plan shall not exceed 250,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock.

      The Company makes grants of options on February 1 and/or August 1 of each year the Stock Plan is in effect or on such other designated date. Each eligible employee on a date of exercise is entitled to purchase shares of Common Stock at a purchase price equal to 85% of the closing sale price of shares of Common Stock in the over-the-counter market on the applicable date of exercise. Options are exercised on April 30, July 31, October 31 and January 31 of each fiscal year.

      Payment for shares of Common Stock purchased under the Stock Plan is made by authorized payroll deductions from an eligible employee's eligible compensation. Eligible employees who elect to participate in the Plan designate that a stated whole percentage equaling at least 1%, but no more than 10% of eligible compensation be deducted. No participant in the Stock Plan is permitted to purchase Common Stock under the Stock Plan at a rate that exceeds $25,000 in fair market value of Common Stock, determined at the time options are granted, for each calendar year.

      It is intended that the Stock Plan constitutes an "employee stock purchase plan" under the provisions of Section 423 of the Code. No Federal income tax liability results from the grant or exercise of an option to purchase shares of Common Stock pursuant to the Stock Plan, although amounts deducted from payroll are included in an employee's compensation as ordinary income.

      The Board of Directors shall have the right to terminate the Stock Plan or any offering at any time for any reason. The Stock Plan is anticipated to continue in effect through July 31, 2001.

Report of the Compensation Committee

      The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 1999 (the information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (SEC) nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that the Company specifically incorporates it by reference into such filing):

      As members of the Compensation Committee, it is our duty to set compensation policies applicable to the Company's executive officers and to evaluate the performance of the Company's executive officers.

      The compensation policy of the Company is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key executives who are critical to the long-term success of the Company. Under the Company's bonus scheme, bonuses are paid based upon the Company attaining certain sales, expense and profitability goals and on each officer's individual contribution to the Company's attainment of such goals.

      Mr. Condo's base salary for the fiscal year ended January 31, 1999 was $225,000. Mr. Condo's salary was determined by negotiation between Mr. Condo and the Company. Mr. Condo was paid $71,281 during fiscal year 1999 for the achievement of certain goals during the fiscal year. Forty percent of Mr. Condo's potential bonus was based on the achievement of quarterly revenue goals; sixteen percent was based on the achievement of quarterly profitability goals; fourteen percent was based on the achievement of revenue and profitability goals for the fiscal year and thirty percent was based on the achievement of quarterly management objectives as determined by the Chief Executive Officer and the Chairman of the Compensation Committee.


      Compensation Committee:    Richard M. Crooks, Jr., Chairman
                                 John S. Hendricks
                                 Philip J. O'Reilly

  Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal 1999 were Messrs. Crooks, Hendricks and O'Reilly, none of whom is an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.


  Employment Agreements

      Under an agreement between the Company and Patrick C. Condo, President and Chief Executive Officer entered into in May 1998, Mr. Condo will be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as Chief Executive Officer within six months following certain "change of control" events relating to the Company. Such arrangement was approved by the full Board of Directors. For fiscal 1999, Mr. Condo's annual salary and bonus amounted to $296,281.

      The offer of employment letter dated September 7, 1995 for James H. Buchanan, Chief Financial Officer, Secretary and Treasurer of the Company, stipulates that Mr. Buchanan will be paid an amount equal to twelve months of base salary in semi-monthly installments should his employment be terminated by the Company without cause.

Performance Graph

      The following graph is a comparison of the cumulative total return to shareholders of the Company's Common Stock at January 31, 1999 since January 31, 1994 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S., and (ii) the Standard & Poor's High Tech Composite, assuming an investment in each of $100 on January 31, 1994 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG EXCALIBUR TECHNOLOGIES CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

(Cumulative Total Graph appears here, plot points are as follows.)


                                           Fiscal Year Ended January 31,
                                      ---------------------------------------
                                      1994   1995   1996   1997   1998   1999

Excalibur Technologies
   Corporation (EXCA)                  100     65    243    115     92     96

NASDAQ Stock Market (U.S.)             100     95    135    177    209    326

Standard & Poor's
   Technology Sector                   100    112    165    256    309    578


* $100 INVESTED ON 1/31/97 IN STOCK OR INDEX -
  INCLULDING REINVESTMENT OF DIVIDENDS
  FISCAL YEAR ENDING JANUARY 31.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of June 15, 1999, information concerning the ownership of Common Stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

                                    Amount and Nature         Percent
Name and Address                    of Beneficial             of Class
of Beneficial Owner                 Ownership (1)             Owned
-------------------                 -------------             -----

Allen & Company Incorporated       3,725,846 (2)(3)            25.5%
711 Fifth Avenue
New York, NY 10022

Alliance Capital Management L.P.     818,100 (4)                5.7%

Donald R. Keough                     130,000 (5)                 *

Patrick C. Condo                     339,065 (6)                2.3%

Richard M. Crooks, Jr.               399,750 (7)                2.8%

John S. Hendricks                     25,000 (8)                 *

W. Frank King III                     38,000 (9)                 *

John G. McMillian                     40,000 (10)                *

Philip J. O'Reilly                    55,000 (11)                *

James H. Buchanan                    116,380 (12)                *

Paul E. Nelson                       322,949 (13)               2.2%

All directors and executive
officers as a group (9 persons)    1,466,144 (14)               9.7%

*    Represents less than one percent of the outstanding common stock.

(1) To the Company's knowledge, each person listed has sole voting and investment power as to the shares indicated, except as described below.

(2) Does not include shares owned by persons, including Messrs. Keough and Crooks and entities which, together with Allen & Company Incorporated, may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, because (as reported on Schedule 13D filed with the SEC on July 21, 1997) many of these persons or entities are Allen stockholders, officers, directors, relatives or affiliates of the foregoing. No person or entity included in this possible "group," with the exception of Allen & Company Incorporated, owns 5% or more of the outstanding common stock.

(3) Includes 271,800 shares of common stock issuable upon conversion of 27,180 shares of the Company's cumulative convertible preferred stock.

(4) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999 by The Equitable Companies Incorporated and other entities as parent holding companies of Alliance Capital Management L.P.

(5) Does not include shares owned by Allen & Company Incorporated, of which Mr. Keough is Chairman of the Board, and as to which shares Mr. Keough disclaims beneficial ownership.

(6) Includes (a) 10,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share expiring November 13, 2002; (b) 15,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring January 4, 2004; (c) 75,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring December 6, 2004; (d) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share, expiring June 2, 2005; (e) 87,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share expiring November 1, 2005; and (f) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $7.63 per share expiring August 13, 2007.

(7) Includes (a) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $16.10 per share expiring June 28, 2000, and (b) 50,000 shares of common stock issuable upon exercise of stock options of the Company at a price of $20.56 per share expiring November 27, 2005. Does not include shares owned by Allen & Company Incorporated, of which Mr. Crooks is a director and as to which shares Mr. Crooks disclaims beneficial ownership.

(8) Includes 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options the Company at a price of $4.875 per share expiring June 2, 2007.

(9) Includes (a) 13,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $12.50 per share, expiring July 2, 2002; and (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share, expiring May 8, 2007.

(10) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $22.50 per share, expiring June 28, 2006, and (b) 10,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $14.00 per share, expiring October 28, 2006.

(11) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $13.00 per share expiring March 12, 2003; and (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.75 per share expiring December 1, 2008.

(12) Includes (a) 26,250 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring September 13, 2005; (b) 61,250 shares owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring November 1, 2005; (c) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring August 13, 2007; and (d) 2,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 per share expiring September 1, 2008.

(13) Includes 84,750 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring July 20, 2005.

(14) Includes 785,250 shares of common stock owned beneficially but not of record, issuable upon the exercise of options to purchase common stock of the Company.


Certain Relationships and Related Transactions

       Donald R. Keough, the Chairman of the Board of Directors of the Company, is the Chairman of the Board of Allen & Company Incorporated ("Allen"). Richard
M. Crooks, Jr., a director of the Company, is a director of and consultant to Allen.

       The Company's policy is that it will not make loans to, or enter into other transactions with directors, officers or affiliates unless such loans or transactions are approved by a majority of the Company's independent disinterested directors, may reasonably be expected to benefit the Company, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more that ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 1998 to January 31, 1999 all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with on a timely basis.


Shareholder Proposals To Be Presented At Next Annual Meeting

       Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than March 13, 2000 and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                  OTHER MATTERS

Expenses of Solicitation

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Independent Auditors

      On the recommendation of the Audit Committee of the Board of Directors, the Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

      On October 28, 1998, Excalibur Technologies Corporation (the "Company") disengaged the Company's independent accounting firm, Arthur Andersen LLP ("Andersen"). The decision to dismiss Andersen was approved by the Company's Board of Directors on the recommendation of its Audit Committee.

      During the fiscal years ended January 31, 1997 and 1998 and any subsequent interim period (the "Reporting Period"), none of Andersen's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Reporting Period, there were no matters of disagreement with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference thereto in its report, except for the following:

    In Andersen's report to the Audit Committee issued in May 1997, Andersen noted that in the quarter ending April 30, 1996, Andersen and the Company disagreed on the accounting treatment of two sales. Andersen stated that the issues were ultimately resolved to their satisfaction.

    In the Company's quarter ending July 31, 1998, Andersen and the Company had a difference of opinion on the appropriate accounting treatment of a contract which granted the licensee the rights to distribute the Company's software products as an original equipment manufacturer and use the Company's software products for the licensee's internal business operations. The contract also provided for custom development to the Company's software products to be distributed by the licensee. The internal use license did not require custom developments to the Company's software products. The difference of opinion between Andersen and the Company related to the accounting treatment for the internal use license granted in the contract. After discussion, the Company accepted Andersen's proposed accounting treatment and employed the percentage-of-completion method of accounting on the entire contract.

      The Company's Audit Committee has discussed each of the matters described above with Andersen.

      On November 9, 1998, the Company engaged PricewaterhouseCoopers LLP as its independent accounting firm. The decision to engage PricewaterhouseCoopers LLP was approved by the Company's Board of Directors on the recommendation of its Audit Committee.

Discretionary Authority

      The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

                                    By Order of the Board of Directors,

                                    James H. Buchanan
                                    Secretary


Dated:  Vienna, Virginia
        July 9, 1999

--------------------------------------------------------------------------------
PROXY             EXCALIBUR TECHNOLOGIES CORPORATION PROXY                 PROXY
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

The undersigned holder of Common Stock of Excalibur Technologies Corporation (the "Company") hereby constitutes and appoints Patrick C. Condo and James H. Buchanan, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at The McLean Hilton Hotel, 7920 Jones Branch Drive, McLean, Virginia 22102, on Tuesday, August 24, 1999 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Receipt is acknowledged of the Notice of Annual Meeting of Shareholders dated July 9, 1999 and the Proxy Statement accompanying said notice.

Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be voted FOR Item 1 below and FOR Item 2 on the reverse side.

1. Election of the following eight (8) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees:   Donald R. Keough        Patrick C.Condo       Richard M. Crooks, Jr.
            John S. Hendricks       W. Frank King III     John G. McMillian
            Philip J. O'Reilly      Harry C. Payne

    [ ]FOR    [ ]WITHHELD    [ ]_______________________________________________
                                   For all nominees except as noted above

2. Approve and adopt the Company's 1999 Incentive Stock Option Plan.

                            [ ]FOR  [ ]AGAINST  [ ]ABSTAIN


3. In their discretion, to vote upon such other matters as may properly come before the meeting.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                                        Dated:____________________, 1999



                                        ______________________________
                                                 Signature


                                        ______________________________
                                         Signature(s) if held jointly

                                        Please sign your name as it appears
                                        hereon.  In the case of joint owners or
                                        tenants in common,  each should sign.
                                        If signing as a trustee,  guardian or
                                        in any other  representative  capacity
                                        or on behalf  of a  corporation  or
                                        partnership, please indicate your title.





--------------------------------------------------------------------------------

APPENDIX


                       EXCALIBUR TECHNOLOGIES CORPORATION


                        1999 INCENTIVE STOCK OPTION PLAN
                        --------------------------------

                         SECTION 1. Purpose; Definitions
                         -------------------------------


      The purpose of the Excalibur Technologies Corporation 1999 Incentive Stock Option Plan (the "Plan") is to enable Excalibur Technologies Corporation (the "Company") to attract, retain and reward officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's stockholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

      (b) "Board" means the Board of Directors of the Company.

      (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (e) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

      (f) "Company" means Excalibur Technologies Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

      (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

      (h)   "Disability"   means   disability  as  determined  under  procedures
established by the Committee for purposes of this Plan.

      (i) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted bid price, regular way, of the Stock on the NASDAQ System or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith.

      (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

      (k) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission.

      (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (m) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

      (n) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

      (o) "Stock" means the Common Stock, $.01 par value per share, of the Company.

      (p) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 6(b)(ii) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

      (q) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

      (r) "Stock  Purchase  Right" means the right to purchase Stock pursuant to
Section 9.

      (s) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if the corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      In addition, the terms "Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively, in Sections 1l(b) and (c) below and the term "Cause" shall have the meaning set forth in Section 5(h) below.

                            SECTION 2. Administration
                            -------------------------

      The Plan shall be administered by a Committee of no fewer than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

      The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, directors and other key employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

      (a) to select the officers, directors and other key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates to whom Stock Options Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible officers, directors, employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates;

      (c) to determine the number of shares to be covered by each such award granted hereunder;

      (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

      (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(j) or
(k), as applicable, instead of Stock;

      (f) to determine whether, to what extent and under what circumstances grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

      (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant
(including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

      (h) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

      (i) to grant with the consent of the optionee, in substitution for outstanding Stock Options, replacement Stock Options, which may be at a lower exercise price, provided that, in the case of Incentive Stock Options, at an exercise price less than the Fair Market Value of the Stock at the time of replacement.

      The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.



                        SECTION 3. Stock Subject to Plan
                        --------------------------------

The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates, without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split spin-offs, spin-outs or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

                             SECTION 4. Eligibility
                             ----------------------

      Officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.


                            SECTION 5. Stock Options
                            ------------------------

      Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

      The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

      Options granted under the Plan shall be subject to the following terms and
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. Non-Qualified Stock Options may, in the discretion of the Committee, may be granted at a price per share less than the Fair Market Value of the Stock at the time of grant.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.

      (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

      (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

            No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and if requested, has given the representation described in Section 14(a).

      (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the

Company or any Subsidiary or Affiliate without Cause. For purposes of this Plan, "Cause" means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

      (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

            To the extent  required for  "incentive  stock option"  status under
Section 422A(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $ 100,000. If Section 422A is hereafter amended to delete the requirement now in
Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this first paragraph of Section 5(i) shall no longer be operative.

      (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

      (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.


                      SECTION 6. Stock Appreciation Rights
                      ------------------------------------

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

            A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

            A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

            (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted bid price, of the Stock on the NASDAQ System during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

            (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
Section 5(e).

            (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

            (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

            (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change of Control Price, subject to such terms and conditions on the Committee may specify at grant.



                           SECTION 7. Restricted Stock
                           ---------------------------

            (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

            The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

            The provisions of Restricted Stock awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

            (i) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

            (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

            (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

            (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

            (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock, to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

            (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

            (iv) If and when  the  Restricted  Period  expires  without  a prior forfeiture of the Restricted Stock subject to such Restricted Periods, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

      (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service deferral and other terms and conditions as may be specified by the Committee.


                            SECTION 8. Deferred Stock
                            -------------------------

      (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

            The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

            The provisions of Deferred Stock awards need not be the same with respect to each recipient.

      (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

            (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

            (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

            (iii)  Subject  to the  provision  of the award  agreement  and this
Section 8, upon termination of a participant's employment with the Company or Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

            (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

            (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least one-year prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

            (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

      (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                        SECTION 9. Stock Purchase Rights
                        --------------------------------

      (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

            (i)  at its Fair Market Value on the date of grant;

            (ii) at 50% of such Fair Market Value on such date;

            (iii) at an amount equal to Book Value on such date; or

            (iv) at an amount equal to the par value of such Stock on such date.

            The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

            The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

            Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

      (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Section 9(a).


                      SECTION 10. Other Stock-Based Awards
                      ------------------------------------

      (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

            Subject to the provision of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

            The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

      (b) Terms and Conditions.  Other Stock-Based  Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

            (i) Subject to the provision of the Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this
Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

            (ii) Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

            (iii) Any award under this Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

            (iv) In the event of the participant's retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
Section 10.

            (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

            (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least 50% of the Fair Market Value of the Stock on the date of grant.

                   SECTION 11. Change in Control Provisions
                   ----------------------------------------

      (a) Impact of Event.  In the event of a "Change in  Control" as defined in
Section 11 (b), unless otherwise decided by the Committee, the following acceleration and valuation provisions shall apply:

            (i) Any Stock Appreciation Rights (including, without limitation, any Limited Appreciation Rights) outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

            (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

            (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

      (b) Definition of "Change in Control". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

            (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

            (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(b)(ii); or

            (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

      (c) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share bid in any transaction reported on the NASDAQ System, or paid or offered in any bona fide transaction related to a Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 11
(a)(iii).

                      SECTION 12. Amendment and Termination
                      -------------------------------------

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

      The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

      Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules.

                       SECTION 13. Unfunded Status of Plan
                       -----------------------------------

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


                         SECTION 14. General Provisions
                         ------------------------------

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent and to agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment or any kind otherwise due to the participant.

      (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

      (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


                       SECTION 15. Effective Date of Plan
                       ----------------------------------

      The Plan shall be effective as of July 1, 1999, subject to the approval of the Plan by a majority of the votes cast by the holders of the Stock at the next annual stockholder's meeting in 1999. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.


                            SECTION 16. Term of Plan
                            ------------------------

      No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.